Exhibit 99.1

Patriot National Announces Third Quarter 2016 Financial Results

GAAP Earnings Per Share of $0.06 and Adjusted Earnings Per Share of $0.12

FORT LAUDERDALE, FL., November 14, 2016 – Patriot National, Inc. (NYSE: PN), (“Patriot National or “the Company”) a leading provider of technology and outsourcing solutions, today announced its financial results for the quarter ended September 30, 2016.

Financial Highlights:

(For the quarter ended September 30, 2016, all comparisons correspond to the prior-year period)

•	Total Revenues increased 2.9% to $60.2 million

•	Total Fee Income increased 2.9% to $60.2 million

•	GAAP Net Income of $1.9 million, or $0.06 per diluted share

•	Adjusted Earnings[1] of $3.1 million, or $0.12 per diluted share

•	Adjusted EBITDA[1] of $11.4 million, down 21.9%

•	Operating Cash Flow[1] of $7.5 million, down 30.2%

[1]	See Reconciliation of GAAP net income to Adjusted EBITDA, Adjusted Earnings and Operating Cash Flow in the accompanying financial tables.

Management Commentary:

“While our financial results for the third quarter were lower than expected, we are encouraged by the strength of our business development pipeline. We have been leveraging our deep customer relationships and broad product portfolio to serve a greater share of our customers’ needs and are seeing solid evidence of success, including a significant expansion of our partnership with one of our key carriers,” said Steven M. Mariano, Chief Executive Officer of Patriot National. “We are also realizing increased productivity throughout our organization as measured by revenue per employee. With our powerful operating platform, innovative technology solutions and greater efficiency, we expect our efforts will deliver stronger top-line growth and profitability.”

Financial Results for the Three Months Ended September 30, 2016

Total fee income was $60.2 million for the third quarter of 2016, an increase of 2.9% compared with $58.5 million in the third quarter of 2015. The increase in fee income during the third quarter of 2016 was primarily due to contributions from acquisitions made in the trailing twelve months ended September 30, 2016. Organic fee income of $58.2 million did not change significantly year-over-year.

Total expenses for the third quarter of 2016 were $57.1 million, compared with $53.3 million in the third quarter of 2015. The increase was largely attributable to acquisitions made during the trailing twelve months ended September 30, 2016.

Third quarter 2016 GAAP net income was $1.9 million, or $0.06 per diluted share, compared to $3.8 million, or $0.14 per diluted share in the third quarter of 2015. Weighted average diluted shares were

Patriot National

32.1 million on a GAAP basis, which includes 5.4 million shares relating to the warrants associated with the PIPE financing as discussed in the Company’s previous 10-Q (the “Warrants”); and 26.7 million shares excluding the Warrants on a non-GAAP basis respectively. It is important to note that pursuant to the Back-to-Back Agreement between the Company and Mr. Mariano, Mr. Mariano has agreed to tender any shares back to the Company for any shares delivered by the Company pursuant to the Warrant Agreement.

Adjusted Earnings for the third quarter of 2016 were $3.1 million, or $0.12 per diluted share, compared with Adjusted Earnings of $5.7 million, or $0.20 per diluted share, in the third quarter of 2015. In calculating the weighted average diluted shares, the Warrants previously mentioned have been excluded. Patriot National defines Adjusted Earnings and Adjusted Earnings Per Share as net income (loss) adjusted for cost for debt payoff, non-cash stock compensation costs, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, acquisition costs, non-recurring claims cost, severance expense, public offering costs and the income tax effect related to reconciling items.

Adjusted EBITDA for the third quarter of 2016 was $11.4 million, compared to Adjusted EBITDA of $14.6 million for the third quarter of 2015. Patriot National defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation and amortization, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, costs for debt payoff, non-cash stock compensation costs, acquisition costs, non-recurring claims cost, severance expense and public offering costs.

Operating Cash Flow for the third quarter of 2016 was $7.5 million, compared to $10.8 million for the third quarter of 2015. Patriot National defines Operating Cash Flow as Adjusted EBITDA less income tax expense, interest expense and capital expenditures.

As of September 30, 2016, the Company had $13.2 million in cash and approximately $135 million of debt outstanding inclusive of capital lease obligations, net of deferred financing charges.

Patriot National

Summary Financial Results

	Three Months Ended September 30,
In thousands, except per share amounts	2016	2015	Change
Total Revenues GAAP	$60,222	$58,523	2.9%
Total Fee Income	$60,220	$58,532	2.9%
Organic	$58,173	$58,532	(0.6%)
Acquisitions	$2,047	$—	n/a
Net Income (Loss) GAAP	$1,876	$3,788	(50.5%)
Earnings (Loss) per diluted share	$0.06	$0.14	(58.7%)
Adjusted EBITDA	$11,423	$14,629	(21.9%)
Adjusted EBITDA margins	19.0%	25.0%	(24.1%)
Adjusted Earnings	$3,111	$5,699	(45.4%)
Adjusted Earnings Diluted EPS	$0.12	$0.20	(40.0%)
Operating Cash Flow	$7,504	$10,751	(30.2%)

Reconciliation of GAAP to Non-GAAP Financial Measures is provided in the following financial tables.

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Outlook

The Company has withdrawn its previously issued financial guidance for 2016 and plans to provide guidance for 2017 at the time it announces its fourth quarter results.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Monday, November 14, 2016 at 9:00 a.m. Eastern Time, to discuss the Company’s results.

•	Live conference call: 1-844-881-0136 (domestic) or 1-412-317-6745 (international)

•	Conference call replay available through December 14, 2016: 1-877-344-7529 (domestic) or 1-412-317-0088 (international)

•	Replay access code: 10095739

•	Live and archived webcast: ir.patnat.com

About Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding Adjusted earnings and earnings per share (non-GAAP adjusted), Operating Cash Flow and Adjusted EBITDA.

A reconciliation of GAAP net income (loss) to both Adjusted earnings and Adjusted EBITDA can be found in the accompanying table. Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Patriot National compensates for these limitations by relying primarily on its GAAP results and using Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA only as a supplement.

We have presented Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA in this release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•	Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or tax payments that may represent a reduction in cash available to us;

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•	Operating Cash Flow does not reflect changes in working capital that may represent a reduction in cash available to us; and

•	Other companies, including companies in our industry, may calculate Adjusted Earnings or Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that we may not be able to deliver stronger top-line growth and profitability. For example, we may not be able to place insurance policies for our clients, our expenses may be higher than we expect, we may have difficulty integrating new acquisitions, new acquisitions may not perform as anticipated, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Cindy Campbell

Director of Investor Relations

Patriot National, Inc.

(954) 670-2907

CCampbell@patnat.com

# # #

FINANCIAL TABLES TO FOLLOW

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Patriot National, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share amounts	2016	2015	2016	2015
Revenues
Total Fee Income	$60,220	$58,532	$181,557	$148,912
Net investment income	2	49	37	85
Net losses on investments	—	(58)	(295)	(149)

Total Revenues	60,222	58,523	181,299	148,848

Expenses
Salaries and related expenses	23,449	21,549	69,430	53,782
Commission expense	11,865	8,173	35,992	25,556
Outsourced services	3,930	2,369	11,125	7,623
Other operating expenses	10,139	11,967	29,437	25,252
Acquisition costs	383	1,453	1,408	4,372
Interest expense, including deferred loan fees	1,555	868	4,343	2,731
Depreciation and amortization	4,743	4,380	14,160	10,075
Stock compensation expense	1,037	2,586	3,738	8,791
Costs related to extinguishment of debt	—	—	—	13,681
Decrease in fair value of warrant redemption liability	—	—	—	(1,385)
Increase (Decrease) in fair value of earn-out liability	19	—	(1,913)	—

Total Expenses	57,120	53,345	167,720	150,478

Net income (loss) before income tax expense	3,102	5,178	13,579	(1,630)
Income tax (benefit) expense	1,188	1,331	(5,960)	(1,733)

Net Income (Loss) Including Non-Controlling Interest in Subsidiary	1,914	3,847	19,539	103
Net income attributable to non-controlling interest in subsidiary	38	59	103	111

Net Income (Loss)	$1,876	$3,788	$19,436	$(8)

Earnings (Loss) Per Common Share
Basic	$0.06	$0.14	$0.65	$(0.00)
Diluted	0.06	0.14	0.64	(0.00)

Weighted Average Common Shares
Basic	31,316	26,802	29,881	26,006
Diluted	32,105	27,940	30,566	26,006

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Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
In thousands	2016	2015
Assets
Current Assets
Cash	$13,193	$8,372
Short term investments	—	3,173

Total cash and investments	13,193	11,545
Restricted cash	17,589	16,055
Fee income receivable	9,418	8,159
Fee income receivable from related party	35,306	27,036
Net receivable from related parties	2,698	499
Other current assets	1,769	2,046

Total current assets	79,973	65,340
Fixed assets, net	5,311	5,092
Goodwill	121,683	118,141
Intangible assets	75,344	75,681
Forward purchase asset	57,511	28,120
Deferred tax asset, net	13,626	—
Advance on facilitation agreement	1,547	2,000
Other long term assets	11,153	11,428

Total Assets	$366,148	$305,802

Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Deferred claims administration services income	$9,432	$10,639
Net advanced claims reimbursements	3,623	1,835
Income taxes payable	6,040	2,996
Current earn-out payable	4,746	10,556
Accounts payable, accrued expenses and other liabilities	42,867	32,809
Deferred purchase consideration	—	6,128
Revolver borrowings outstanding	33,932	18,032
Current portion of notes payable	6,875	5,500
Current portion of capital lease obligation	414	2,232

Total current liabilities	107,929	90,727
Earn-out payable	6,940	1,827
Notes payable, net of deferred loan fees of $2,203 and $2,352	93,437	98,648
Warrant redemption liability	57,511	28,120

Total liabilities	265,817	219,322

Stockholders’ Equity (Deficit)
Total Patriot National, Inc. Stockholders’ Equity (Deficit)	100,463	86,715
Less non-controlling interest	(132)	(235)

Total Stockholders’ Equity (Deficit)	100,331	86,480

Total Liabilities and Stockholders’ Equity (Deficit)	$366,148	$305,802

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Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands	2016	2015	2016	2015
Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net Income (Loss)	$1,876	$3,788	$19,436	$(8)
Income tax (benefit) expense	1,188	1,331	(5,960)	(1,733)
Interest expense	1,555	868	4,343	2,731
Depreciation and amortization	4,743	4,380	14,160	10,075

EBITDA	9,362	10,367	31,979	11,065
Net losses on investments	—	58	295	149
Severance expense	460	172	1,703	172
Stock compensation expense	1,037	2,586	3,738	8,791
Acquisition costs	383	1,453	1,408	4,372
Non-recurring claims cost	149	—	449	—
Costs related to extinguishment of debt	—	—	—	13,681
Decrease in fair value of warrant redemption liability	—	—	—	(1,385)
Increase (decrease) in fair value of earn-out liability	19	—	(1,913)	—
Gain on disposal of fixed assets	—	(7)	—	(7)
Public offering costs	13	—	104	—

Adjusted EBITDA	$11,423	$14,629	$37,763	$36,838

Calculation of Adjusted EBITDA margins:
Total Fee Income	$60,220	$58,532	$181,557	$148,912
Adjusted EBITDA	$11,423	$14,629	$37,763	$36,838

Adjusted EBITDA margins	19.0%	25.0%	20.8%	24.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share amounts	2016	2015	2016	2015
Reconciliation from Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$1,876	$3,788	$19,436	$(8)
Net income attributable to non-controlling interest in subsidiary	38	59	103	111
Income tax (benefit) expense	1,188	1,331	(5,960)	(1,733)

Net income (loss) before income tax expense	3,102	5,178	13,579	(1,630)
Adjustments to Net income (loss) before income tax expense:
Net losses on investments	—	58	295	149
Severance expense	460	172	1,703	172
Stock compensation expense	1,037	2,586	3,738	8,791
Acquisition costs	383	1,453	1,408	4,372
Non-recurring claims cost	149	—	449	—
Costs related to extinguishment of debt	—	—	—	13,681
Decrease in fair value of warrant redemption liability	—	—	—	(1,385)
Increase (decrease) in fair value of earn-out liability	19	—	(1,913)	—
Gain on disposal of fixed assets	—	(7)	—	(7)
Public offering costs	13	—	104	—

Total	2,061	4,262	5,784	25,773
Adjusted net income before income tax expense	5,163	9,440	19,363	24,143
Income tax expense at statutory rate	2,014	3,682	7,552	9,416

Adjusted Net Income Including Non-Controlling Interest in Subsidiary	3,149	5,758	11,811	14,727
Net income attributable to non-controlling interest in subsidiary	38	59	103	111

Adjusted Earnings	$3,111	$5,699	$11,708	$14,616

Calculation of Adjusted Earnings Per Common Share
Basic	$0.12	$0.21	$0.44	$0.56
Diluted	0.12	0.20	0.43	0.55

Weighted Average Common Shares Outstanding
Basic	26,427	26,802	26,740	26,006
Diluted	26,728	27,940	26,938	26,388
Statutory Tax Rate	39.0%	39.0%	39.0%	39.0%

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	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands	2016	2015	2016	2015
Reconciliation from Net Income (Loss) to Operating Cash Flow:
Net Income (Loss)	$1,876	$3,788	$19,436	$(8)
Income tax (benefit) expense	1,188	1,331	(5,960)	(1,733)
Interest expense	1,555	868	4,343	2,731
Depreciation and amortization	4,743	4,380	14,160	10,075

EBITDA	9,362	10,367	31,979	11,065
Net losses on investments	—	58	295	149
Severance expense	460	172	1,703	172
Stock compensation expense	1,037	2,586	3,738	8,791
Acquisition costs	383	1,453	1,408	4,372
Non-recurring claims cost	149	—	449	—
Costs related to extinguishment of debt	—	—	—	13,681
Decrease in fair value of warrant redemption liability	—	—	—	(1,385)
Increase (decrease) in fair value of earn-out liability	19	—	(1,913)	—
Gain on disposal of fixed assets	—	(7)	—	(7)
Public offering costs	13	—	104	—

Adjusted EBITDA	11,423	14,629	37,763	36,838

Less: Income tax expense	(1,188)	(1,331)	—	—
Less: Cash interest expense	(1,394)	(806)	(3,870)	(2,525)
Less: Purchase of fixed assets and other long-term assets	(1,337)	(1,741)	(3,548)	(4,565)

Operating Cash Flow (1)	$7,504	$10,751	$30,345	$29,748

(1)	Operating Cash Flow is defined as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures